REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Shareholders and Board of
Trustees of
The North Country Funds

In planning and performing our
audit of the financial statements
of The North Country Funds,
comprising North Country Equity
Growth Fund and North Country
Intermediate Bond Fund (the
"Funds") as of and for the year
ended November 30, 2017, in
accordance with the standards of
the Public Company Accounting
Oversight Board (United States),
we considered the Funds'
internal control over financial
reporting, including controls over
safeguarding securities, as a basis
for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an opinion
on the effectiveness of the
Funds' internal control over
financial reporting.  Accordingly,
we express no such opinion.

The management of the Funds is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits and
related costs of controls.  A
fund's internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the
reliability of financial reporting
and the preparation of financial
statements for external purposes
in accordance with generally
accepted accounting principles
(GAAP).  A fund's internal control
over financial reporting includes
those policies and procedures
that (1) pertain to the
maintenance of records that, in
reasonable detail, accurately and
fairly reflect the transactions and
dispositions of the assets of the
fund; (2) provide reasonable
assurance that transactions are
recorded as necessary to permit
preparation of financial
statements in accordance with
GAAP, and that receipts and
expenditures of the fund are
being made only in accordance
with authorizations of
management and Trustees of the
fund; and (3) provide reasonable
assurance regarding prevention
or timely detection of
unauthorized acquisition, use or
disposition of a fund's assets that
could have a material effect on
the financial statements.

Because of its inherent
limitations, internal control over
financial reporting may not
prevent or detect misstatements.
Also, projections of any
evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes
in conditions, or that the degree
of compliance with the policies
or procedures may deteriorate.

A deficiency in internal control
over financial reporting exists
when the design or operation of
a control does not allow
management or employees, in
the normal course of performing
their assigned functions, to
prevent or detect misstatements
on a timely basis.  A material
weakness is a deficiency, or
combination of deficiencies, in
internal control over financial
reporting, such that there is a
reasonable possibility that a
material misstatement of the
Funds' annual or interim financial
statements will not be prevented
or detected on a timely basis.

Our consideration of the Funds'
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal control
that might be material
weaknesses under standards
established by the Public
Company Accounting Oversight
Board (United States).  However,
we noted no deficiencies in the
Funds' internal control over
financial reporting and its
operation, including controls
over safeguarding securities that
we consider to be a material
weakness as defined above as of
November 30, 2017.

This report is intended solely for
the information and use of
management and the Board of
Trustees of the Funds and the
Securities and Exchange
Commission and is not intended
to be and should not be used by
anyone other than these
specified parties.


COHEN & COMPANY, LTD.
Cleveland, Ohio
January 24, 2018